EXHIBIT 32.0
CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as an officer of Citizens Community Bancorp, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 2008, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: February 13, 2009	By:	/s/ James G. Cooley
James G. Cooley
President and Chief Executive Officer

Date: February 13, 2009	By:	/s/ John Zettler
John Zettler
Chief Financial Officer